Exhibit 99.1

Hipcricket Reports Strong Preliminary Fiscal Q1 2015 Results and Provides Updated Outlook

Operating Plan Expected to Drive EBITDA Profitability in the Second Half of Fiscal 2015

Bellevue, Wash. – June 3, 2014 – Hipcricket®, Inc. (OTCBB: HIPP) (OTCQB: HIPP), a leader in mobile engagement and analytics, reported preliminary results for the first quarter of fiscal 2015 ended May 31, 2014, and provided an operational update and outlook for the reminder of the year.

Preliminary Fiscal Q1 2015 Results
Based on preliminary financial results, the company expects to report revenue of approximately $7.3 million for the first fiscal quarter. This is in line with the guidance provided on May 8, 2014, and would represent a 25% increase from the same year-ago period.

Bookings (defined as the dollar value of contracts signed, including new orders and renewals) are expected to increase approximately 25% year-over-year to $8.0 million for the first fiscal quarter.

“These strong preliminary results were driven by our sales team’s ability to secure new customer wins as well as expand activities with existing customers,” said Todd Wilson, Hipcricket’s chairman and interim CEO. “We continue to believe that fiscal 2015 has the potential to be a year of strong revenue growth, driven by industry expansion, new customer acquisitions, and increased activity within our existing customer base of global companies and brands.”

Hipcricket plans to report its full fiscal Q1 2015 financial results and host a conference call in July.

On June 2, 2014, the company entered into a financing arrangement with FastPay, a provider of working capital lines to digital media companies. Hipcricket will use the new credit line to repay its line of credit with Silicon Valley Bank and to support the company’s operations and growth plans.

Business Outlook
During fiscal 2015 the company’s revenue growth will be driven by three primary product lines: mobile marketing, mobile advertising and analytics. Additionally, Hipcricket has launched several new initiatives that will help drive gross profit margin and operating margin expansion.

“We believe our operating plan will allow us to drive revenue growth, manage operating efficiencies and achieve EBITDA profitability for the second half of the fiscal year,” said Wilson. “Our new partnership with FastPay provides additional capital resources to support the execution of that plan.”

About Hipcricket
Hipcricket, Inc. (OTCBB: HIPP) (OTCQB: HIPP) provides a unified mobile engagement platform that drives awareness, sales and loyalty. Its AD LIFE® platform has been used by internationally recognized brands and agencies to power more than 400,000 campaigns across SMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. For additional Hipcricket news and information, visit www.hipcricket.com or text "NEWS" to 24474.

Hipcricket®, AD LIFE® and the Hipcricket logo are trademarks of Hipcricket, Inc. All rights reserved. 2009-2014.

Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future financial performance. All statements other than present and historical facts contained in this release, including any statements regarding our plans for future operations, anticipated future financial position, anticipated results of operations, financing plans, business strategy, competitive position, opportunities for growth and industry trends, are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control. The company’s actual results, performance, or achievements may differ materially from those projected or assumed in any of the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, among others:  overall economic and business conditions; the demand for our products and services; competitive factors in our industry; the emergence of new technologies; our cash position; the availability of funding sources; the strength of our intellectual property portfolio; and changes in government regulations in our industry. A more detailed discussion of these factors is set forth in the company’s annual report on Form 10-K for the year ended February 28, 2014 and other reports filed with the U.S. Securities and Exchange Commission.  The company does not intend, and undertakes no duty, to update any forward-looking statement to reflect future events or circumstances.

Investor Relations Contact
Matt Glover or Michael Koehler
Liolios Group, Inc.
(949) 574-3860
HIPP@liolios.com

Hipcricket Media Contact
Andrea Mocherman
Hipcricket, Inc.
(425) 449-4283
amocherman@hipcricket.com